UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, Minerva Neurosciences, Inc., a Delaware corporation (the “Company”), Mind-NRG SARL, a wholly-owned subsidiary of the Company (“Mind-NRG”), and Geoffrey Race, President of the Company, entered into a settlement agreement (the “Settlement Agreement”), pursuant to which Mr. Race resigned from his role as President of the Company and as a Director of Mind-NRG, effective March 31, 2026.

Under the Settlement Agreement, the Company agreed to make a payment to Mr. Race, in lieu of the 12-month notice entitlement provided by Mr. Race’s Employment Agreement with Mind-NRG, dated as of August 1, 2016 (as amended by that certain First Amendment to Employment Agreement, effective October 11, 2021), which payment consists of (i) a one-time payment in the amount of his annual salary, (ii) 12-months’ pension contributions and (iii) a pro-rated portion of his 2026 bonus-entitlement. In addition, in consideration of Mr. Race’s execution of a general release of claims and his compliance with the other terms of the Settlement Agreement, the Company agreed to provide Mr. Race with the following separation benefits: (x) a one-time severance payment of £30,000; (y) payments in lieu of 12-months’ private medical insurance contributions and life assurance contributions and (z) reimbursement of Mr. Race’s reasonable legal fees incurred in connection with obtaining advice on the termination of his employment and the terms of the Settlement Agreement, up to a maximum of £15,000 plus VAT. With respect to Mr. Race’s outstanding stock options to purchase shares of common stock of the Company granted pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”), the Company agreed to treat all such options as fully vested effective as of March 31, 2026, and to extend the period during which Mr. Race may exercise such options until midnight U.S. Eastern Time on January 1, 2030, after which time the options will lapse and cease to be exercisable.

Also on March 30, 2026, the Company entered into a consultancy agreement (the “Consultancy Agreement”) with Mr. Race. The Consultancy Agreement will commence on April 15, 2026 and continue until April 14, 2027 (the “Consulting Period”), unless earlier terminated by either party upon one month’s prior written notice, or by the Company upon the occurrence of certain termination events, including gross misconduct or material breach by Mr. Race. During the Consulting Period, Mr. Race will be entitled to receive consulting fees in amounts of £333 per hour, for a minimum of 35 hours per month. At the discretion of the Company’s Compensation Committee of the Board of Directors (the “Board”), Mr. Race may be eligible to receive options to acquire shares of common stock of the Company under the Plan.

The foregoing descriptions are a summary of the Settlement Agreement and the Consultancy Agreement and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 2, 2026, the Company issued a press release announcing Mr. Race’s resignation as the Company’s President, effective March 31, 2026, as well as the appointment of James O’Connor as the Company’s Chief Business Officer and General Counsel, effective April 21, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filling.

Item 8.01.	Other Events.

Effective April 21, 2026, James O’Connor was appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, as the Chief Business Officer and General Counsel of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Settlement Agreement, dated as of March 30, 2026, by and among the Registrant, Mind-NRG SARL and Geoffrey Race

10.2†	Consultancy Agreement, effective April 15, 2026, by and between the Registrant and Geoffrey Race

99.1	Press release dated April 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2026	MINERVA NEUROSCIENCES, INC.

/s/ Frederick Ahlholm
Frederick Ahlholm
Chief Financial Officer

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